Exhibit 8.1

List of Subsidiaries and Variable Interest Entities

Subsidiary	Jurisdiction of Organization

SINA.com Online	United States of America

Rich Sight Investment Limited	Hong Kong

SINA Hong Kong Limited	Hong Kong

Weibo Hong Kong Limited (formerly known as T.CN Hong Kong Limited)	Hong Kong

Weibo Corporation (formerly known as T.CN Corporation)	Cayman Island

Beijing New Media Information Technology Co., Ltd.	People’s Republic of China

SINA.com Technology (China) Co., Ltd.	People’s Republic of China

SINA Technology (China) Co., Ltd.	People’s Republic of China

SINA(Shanghai) Management Co., Ltd.	People’s Republic of China

Beijing SINA Advertising Co., Ltd.	People’s Republic of China

Shanghai SINA Advertising Co., Ltd.	People’s Republic of China

Beijing SINA payment Technology Co., Ltd.	People’s Republic of China

Fayco Network Technology Development (Shenzhen) Co., Ltd.	People’s Republic of China

Weibo Internet Technology (China) Co., Ltd.	People’s Republic of China

Beijing SINA Internet Information Service Co., Ltd.	People’s Republic of China

Guangzhou Media Message Technologies, Inc.	People’s Republic of China

Beijing Star-Village Online Cultural Development Co., Ltd.	People’s Republic of China

Shenzhen Wang Xing Technology Co., Ltd.	People’s Republic of China

Jinzhuo Hengbang Technology (Beijing) Co., Ltd.	People’s Republic of China

Beijing Weimeng Technology Co., Ltd.	People’s Republic of China

Weibo Interactive Internet Technology Co., Ltd.	People’s Republic of China